SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               September 23, 2002
                        Date of Report (Date of earliest event reported):

                                  NOVELL, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                   0-13351                   87-0393339
(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)            File Number)           Identification Number)

                             1800 South Novell Place
                                Provo, Utah 84606
                    (Address of principal executive offices)

                                 (801) 429-7000
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former name or former address, if changed since last report)

------------------------------------------------------------------------

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
(a)      Financial Statements of Business Acquired.
   (i) The consolidated financial statements of SilverStream as of December 31, 2001 and 2000 and for the year ended December 31, 2001, 2000, and 1999, filed as exhibit 99.1 to this report.
   (ii) The unaudited consolidated financial statements of SilverStream as of March 31, 2002 and for the three months ended March 31, 2002, filed as exhibit 99.2 to this report.
(b)      Pro Forma Financial Information

       NOVELL UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

         On July 19, 2002, Novell, Inc. acquired SilverStream, Inc. and SilverStream became a wholly owned subsidiary of Novell. Under the merger agreement Novell purchased each share of SilverStream common stock issued and outstanding immediately prior to the effective date at a price of $9.00 per share. Novell assumed all outstanding stock options and stock plans of SilverStream. As of July 19, 2002, there were 23,427,448 shares of SilverStream common stock issued and outstanding that were purchased by Novell and 15,005,466, converted, options assumed. The merger is being accounted for using the purchase method of accounting. The Unaudited Pro Forma Combined Condensed Financial Statements have been prepared on the basis of assumptions described herein.

     What these pro forma statements show

         The unaudited pro forma combined condensed financial statements give effect to the merger using the purchase method of accounting. The unaudited pro forma combined condensed statement of operations for the year ended October 31, 2001 and the nine months ended July 31, 2002 assume the merger took place on November 1, 2000.

         The unaudited pro forma combined condensed statement of operations for the year ended October 31, 2001 combine Novell's historical results of operations for the year ended October 31, 2001 with SilverStream's historical results of operations for the year ended December 31, 2001. Additionally, the combined condensed statement of operations for the year ended October 31, 2001 includes historical results of operations for Cambridge Technology Partners, Inc. ("Cambridge") for the nine months ended June 30, 2001. The Company acquired Cambridge on July 11, 2001 and has included Cambridge operating results in its statement of operations beginning July 11, 2001. Information regarding the Cambridge acquisition can be found in the Company's filing on Form 8-K dated July 24, 2001.

         The unaudited pro forma combined condensed statement of operations for the nine months ended July 31, 2002 combine Novell's historical results of operations for the nine months ended July 31, 2002 with SilverStream's historical results of operations for the nine months ended June 30, 2002.

         An unaudited pro forma combined condensed balance sheet has not been included as the actual unaudited combined balance sheet has been filed as part of Novell's third quarter 2002 report on Form 10-Q, filed on September 16, 2002.

     Basis of Presentation

         The unaudited pro forma combined condensed financial statements reflect the SilverStream merger accounted for using the purchase method of accounting and have been prepared on the basis of assumptions described in the notes thereto, including assumptions relating to the allocation of the amount of consideration paid to the assets and liabilities of SilverStream based upon preliminary estimates of their fair value.

     Purchased In-Process Research and Development

         In connection with the merger, the Company incurred a charge of approximately $3.0 million related to in-process research and development. The Unaudited Pro Forma Combined Condensed Financial Statements do not reflect this charge. The charge related to in-process research and development was reflected in Novell's consolidated financial statements filed as a part of its quarterly filing on Form 10Q on July 16, 2002

     Merger Charges

         Novell expects to incur liabilities for the estimated costs to be incurred as a result of the merger, including costs resulting from vacating duplicate SilverStream facilities and reducing headcount. These liabilities are included as part of the allocation of the purchase price. The unaudited pro forma combined condensed statements of operations do not reflect these charges because they are non-recurring. These charges have been included in the third quarter fiscal 2002 financial statements filed on Form 10-Q on September 16, 2002, and will be reflected in Novell's fiscal 2002 consolidated financial statements. The third quarter fiscal 2002 financial statements filed on Form 10-Q also include costs of integration, which will affect future operations.

     These pro forma unaudited combined condensed statements of operations should be read with each company's financial statements

         The unaudited pro forma combined condensed financial statements of operations should be read in conjunction with the related notes included herein in this Current Report on Form 8-K and the consolidated audited and consolidated condensed unaudited financial statements of Novell previously filed with the Securities and Exchange Commission, and the consolidated audited and unaudited financial statements of SilverStream included in this Current Report on Form 8-K. The unaudited pro forma combined condensed statements of operations are not necessarily indicative of what the actual results of operations would have been had the SilverStream merger taken place on November 1, 2000 and are not indicative of future results of operations.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     For the Nine Months Ended July 31, 2002
                    (in thousands, except per share amounts)

                                                                 Historical                Pro Forma        Pro Forma
                                                           Novell       SilverStream      Adjustments        Combined
Net sales..........................................     $   833,985       $   27,855     $        --       $  861,840
Cost of sales......................................         340,219           16,532            841  (a)
                                                                                                576  (b)
                                                                                                656  (c)
                                                                                              8,059  (f)     366,883
                                                        -----------       ----------     ---------------     -------


Gross profit.......................................         493,766           11,323        (10,132)          494,957
Operating expenses:
     Sales and marketing...........................         261,660           26,635            111  (a)
                                                                                                665  (b)
                                                                                                 87  (c)      289,158
     Product development...........................         122,976           14,163          1,338  (a)
                                                                                                517  (b)
                                                                                              1,044  (c)      140,038
     General and administrative....................          90,946            9,828             29  (a)
                                                                                             (1,758) (b)
                                                                                                 23  (c)       99,068
     Goodwill amortization / impairment............              --           37,908         (3,065) (e)       34,843
     Stock options.................................              --            2,319         (2,319) (a)           --
     Restructuring charge..........................          19,100            1,470             --            20,570
                                                        -----------       ----------       ----------      ----------

         Total operating expenses..................         494,682           92,323          (3,328)         583,677
                                                        -----------       ----------       ---------       ----------


Income (loss) from operations......................            (916)         (81,000)         (6,804)         (88,720)
Other income (expense), net........................            (698)           1,760               --           1,062
                                                        ------------      ----------       ----------      ----------

Income (loss) before taxes.........................          (1,614)         (79,240)         (6,804)         (87,658)
Income tax expense (benefit).......................           6,835               --          (2,608)(g)        4,227
                                                        -----------       ----------     ---------------   ----------

     Income  (loss)  before   cumulative   effect  of
         change in accounting principle............     $    (8,449)      $  (79,240)     $   (4,196)       $  (91,885)
                                                        ============      ===========     ===========       ===========

Weighted average shares outstanding:
     Basic.........................................         363,131                                            363,131
     Diluted.......................................         363,131                                            363,131
Income (loss) per share, before cumulative effect
   of change in accounting principle:
     Basic.........................................     $    (0.02)                                        $    (0.25)
                                                        ===========                                        ===========

     Diluted.......................................     $    (0.02)                                        $    (0.25)
                                                        ===========                                        ===========

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                       For the Year Ended October 31, 2001
                    (in thousands, except per share amounts)

                                                              Historical                      Pro Forma       Pro Forma
                                                Novell        Cambridge      SilverStream    Adjustments       Combined

Net sales.................................... $1,040,097      $  345,538      $   67,935     $        --      $1,453,570
Cost of sales....................................327,935         214,974          43,408           1,121  (a)
                                                                                                   1,086  (b)
                                                                                                     875  (c)
                                                                                                  10,746  (f)
                                                                                                  90,780  (h)    690,925
                                             -----------      ----------      ----------      -------------   ----------
Gross profit..................................   712,162         130,564          24,527        (104,608)        762,645
Operating expenses:
    Sales and marketing................... ..... 443,828          52,148           44,615            149  (a)
                                                                                                   1,219  (b)
                                                                                                     116  (c)
     .                                                                                               750  (h)    542,825
    Product development................... ..... 191,709             --            19,431          1,784  (a)
                                                                                                     861  (b)
                                                                                                   1,392  (c)    215,177
    General and administrative............ ..... 117,261         160,927           16,003             39  (a)
                                                                                                  (3,166) (b)
                                                                                                      30  (c)
                                                                                                 (91,530) (h)    199,564
     Goodwill amortization / impairment............   --              --           53,002        (18,159) (e)     34,843
     Stock options.................................   --              --            3,093         (3,093) (a)         --
     Restructuring charge.........................80,177          26,000           10,658         (2,100) (d)    114,735
                                                  ------      ----------       ----------    --------------    ----------

         Total operating expenses.................832,975        239,075          146,802       (111,708)      1,107,144
                                                 --------    -----------       ----------        ---------    -----------

Income (loss) from operations................... (120,813)      (108,511)        (122,275)         7,100        (344,499)

     Other income (expense)..................... (155,953)        (3,555)           7,091         (2,100)(d)    (154,517)
                                                ---------     ----------       ----------      -------------   ----------

Income (loss) before taxes...................... (276,766)      (112,066)        (115,184)         5,000        (499,016)

Income tax expense (benefit)..................... (14,944)       (39,223)              --         (3,477)(g)     (57,644)
                                                 --------    ------------     -----------      -------------   -----------

Income (loss) before  cumulative effect of
   change in accounting principle............ $  (261,822)    $  (72,843)      $ (115,184)      $  8,477     $  (441,372)
                                              ============    ===========      ===========      ========     ============

Weighted average shares outstanding:
     Basic....................................... 332,582                                         28,293  (i)     360,875
     Diluted..................................... 332,582                                         28,293  (i)     360,875
Net income (loss) per share before cumulative
   effect of change in accounting principle:
     Basic...................................  $    (0.79)                                                     $    (1.22)
                                               ===========                                                     ===========
     Diluted...................................$    (0.79)                                                     $    (1.22)
                                               ===========                                                     ===========

 1.      Basis of Presentation

         The unaudited pro forma combined condensed statements of operations give effect to Novell's acquisition of SilverStream through a merger and purchase of outstanding SilverStream shares. The merger is being accounted for using the purchase method of accounting. The unaudited pro forma combined condensed financial statements have been prepared on the basis of assumptions described in the following notes and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of SilverStream based on estimated fair value. The final allocation of the purchase price may differ from the preliminary allocations. In the opinion of management, all adjustments necessary for a fair presentation of such unaudited pro forma combined financial statements have been made based on the terms and structure of the merger.

         The unaudited pro forma combined condensed statement of operations for the nine month period ended July 31, 2002 includes the results for Novell for the nine month period ended July 31, 2002 and the results for SilverStream for the nine month period ended June 30, 2001. The unaudited pro forma combined condensed statement of operations for the year ended October 31, 2001 includes the results for Novell for the year ended October 31, 2001 and the results for SilverStream for the year ended December 31, 2001. Additionally, the combined condensed statement of operations for the year ended October 31, 2001 include historical results of operations for Cambridge Technology Partners, Inc. ("Cambridge") for the nine months ended June 30, 2001. The Company acquired Cambridge on July 11, 2001 and has included Cambridge operating results in its statement of operations beginning July 11, 2001. Information regarding the Cambridge acquisition can be found in the Company's filing on Form 8-K dated July 24, 2001. The pro forma combined condensed financial statements assume the acquisition of SilverStream occurred on November 1, 2000.

         For the year ended October 31, 2001 and for the nine months ended July 31, 2002, the pro forma net loss per share and loss per share before cumulative effect of accounting change, respectively, is based on the weighed average number of shares of Novell common stock outstanding during each period plus, for diluted earnings per share, the dilutive effect of SilverStream options assumed had the merger occurred on November 1, 2000.

         In connection with the merger, the Company has incurred a charge of approximately $3.0 million related to in-process research and development, which was not included in these unaudited pro forma combined condensed financial statements of operations. The charge related to in-process research and development was reflected in Novell's consolidated financial statements included in its third quarter fiscal 2002 filing on Form 10-Q filed on September 16, 2002. The consolidated financial statements filed as a part of its third quarter fiscal 2002 also included costs of integration, which will affect future operations.

         The pro forma adjustments are preliminary and based on management's estimates. Based on the finalization of the integration plans and other factors, final adjustments may differ materially from those presented in these pro forma statements of operations. These unaudited pro forma combined condensed consolidated statements of operations should be read in conjunction with the historical annual and interim financial statements of Novell previously filed with the Securities and Exchange Commission and annual and interim financial statements of SilverStream included in this Current Report on Form 8-K.

         An unaudited pro forma combined condensed balance sheet has not been included, as the actual unaudited combined balance sheet has been filed as part of Novell's third quarter 2002 report on Form 10-Q, filed on September 16, 2002.

2.       Purchase Price Allocation

         Pursuant to the terms of an Agreement and Plan of Merger, dated as of June 9, 2002 by and among Novell, Delaware Planet, Inc., a wholly owned subsidiary of Novell, and SilverStream Software, Inc., a Delaware corporation ("SilverStream"), Delaware Planet commenced a cash tender offer on June 18, 2002 to acquire all of the outstanding shares of SilverStream common stock at a price of $9.00 per share. On July 17, 2002, Delaware Planet announced the completion of its cash tender offer, pursuant to which it purchased almost all outstanding shares of SilverStream common stock at a price of $9.00 per share. On July 19, 2002, Novell completed its acquisition of SilverStream by merging Delaware Planet into SilverStream on July 19, 2002. As a result of the merger, each share of SilverStream common stock that was not tendered in the tender offer now represents the right to receive $9.00 in cash, without interest.

         SilverStream provides software products and services that enable organizations to more effectively conduct business using the Web. SilverStream's products and services leverage the power of standards such as Java and XML to unify relevant information and services while enabling businesses to leverage prior technology investments. They also help customers rapidly deliver Web-based applications that are scalable, reliable and secure. The Company acquired SilverStream to enhance its current Web services product and service offerings, and further its development in this area.

         At the closing date of the merger, there were 23,427,448 shares of SilverStream outstanding resulting in a total cash acquisition price of $210.8 million. Direct transaction costs are estimated to be $4.0 million and SilverStream stock options assumed, both vested and unvested, totaled $28.6 million.

         With respect to stock options assumed as a part of the merger, all SilverStream options, vested and unvested, were exchanged for Novell options with the same terms and vesting characteristics. The fair value of these options was included in the acquisition purchase price. The portion of the intrinsic value of unvested options that will be earned over the remaining vesting period of those options has been deducted from the fair value of these unvested options. This deferred compensation will be amortized over that remaining vesting period of approximately two years, in accordance with Financial Accounting Standards Board Interpretation Number 44 ("FIN 44"). In total, options to purchase 4.9 million shares of SilverStream common stock were converted into options to purchase 15.0 million shares of Novell stock issued using a conversion ratio of 3.0518 per share.

         The fair value of the options was determined using the Black-Scholes model using the following assumptions:

o Fair market value of the underlying shares was based on the average closing price of Novell's common stock on June 10, 2002 and the three days prior and subsequent to that date.
o        Expected life of 2-5 years
o        Expected volatility of 80%
o        Risk free interest rate of 5%
o        Expected dividend rate of 0%

         The value of the acquisition was preliminarily allocated as follows (in thousands):

                                                            Estimated
                                                         Acquisition Cost       Asset Life (in years)


     Adjusted net tangible assets acquired              $     97,833            N/A

     Deferred compensation                                     4,826            2 years

     Purchased in-process research and development             3,000            expensed in the third quarter of fiscal 2002

     Developed technology                                     19,800            3 years

     Trademarks / trade names                                  2,200            indefinite life

     Goodwill                                                115,771            N/A
                                                         -----------

                                                         $   243,430

     The above purchase price allocation will be adjusted over the next twelve months as integration plans are finalized, as allowed by Statements of Financial Accounting Standards ("SFAS") No. 141, Business Combinations. There are no outstanding contingencies that could affect the allocation.

     Goodwill from the acquisition resulted from the Company's belief that the technology SilverStream had developed was valuable to its Web services strategy. The Company also believes it was more beneficial to acquire such technology rather than develop it in-house. The goodwill from the SilverStream acquisition has been allocated to the Company's product segment as the eXtend product suite will be included with the Net Directory Services group of products. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," issued by the Financial Accounting Standards Board ("FASB") in June 2001, the Company will not amortize the goodwill or intangibles with indefinite lives associated with this acquisition. The Company will review these assets periodically for potential impairment issues. Goodwill is not deductible for tax purposes.

         Net tangible assets of SilverStream consisted mainly of cash and cash equivalents, accounts receivable, fixed assets, accounts payable, and other liabilities.

         The value of deferred compensation of approximately $4.8 million represents the intrinsic value of the unvested options assumed by Novell and was determined under the guidance of FIN 44.

         The $3.0 million of in-process research and development pertains to acquired research and development on the eXtend line of products that are not currently technologically feasible, meaning they have not reached the working model stage and do not contain all of the major functions planned for the product nor are they ready for initial customer testing. The estimated amount of the in-process research and development charge represents a preliminary estimate and represents technology related to replacement and enhancement to be included in the next versions of the SilverStream's eXtend product line. Shortly before the acquisition, SilverStream released its latest version of each of its products in the eXtend line: Application Server, Composer, Workbench, and Director. Therefore, there was minimal research and development in process. In-process research and development was valued based on discounting forecasted cash flows directly from the related products. Completion of development on the future upgrades of these products is dependant upon the Company delivering on its web services strategy and successfully integrating SilverStream. The in-process research and development does not have any alternative future use and did not otherwise qualify for capitalization.

         To determine the value of the developed technology, the expected future cash flow attributable to the existing product technology, the family of eXtend products which are currently shipping and can be combined with Novell products or services, was discounted, taking into account risks associated with these assets relative to the in-process research and development. The analysis resulted in a valuation of approximately $19.8 million for developed technology, which has reached technological feasibility.

         The value of trademarks and trade names was determined based on assigning a royalty rate to the revenue streams that were expected to leverage the eXtend trade names. The royalty rate was determined based on trade name recognition, marketing support and contribution of the trade name's value relative to the revenue drivers. The pre-tax royalty rates of 0.5 percent to the product revenues were then discounted to a present value, resulting in a valuation of approximately $2.2 million. 3. Pro Forma Adjustments

         Novell and SilverStream had certain accounting policies and procedures that differed. These differences primarily related to classification of assets, liabilities and certain line items in the liabilities and statement of operations line items. The following pro forma adjustments include entries to account for the acquisition and to conform the two companies' accounting policies:

(a) To reflect the reclassification of deferred compensation amortization related to restricted stock to cost of sales, sales and marketing, product development, and general and administrative expenses to conform to Novell's presentation.
(b) To reflect the reclassification of certain SilverStream operating costs from general and administrative costs to cost of sales, sales and marketing, and product development expenses to conform to Novell's presentation.
(c) To record the amortization related to unearned stock compensation costs for unvested options assumed.
(d) To reflect the reclassification of investment impairment from operating costs to other income (expense), net to conform to Novell's presentation.

(e) To eliminate goodwill amortization based on adoption of Financial Accounting SFAS No. 142 effective November 1, 2001.
(f)      To record the amortization related to acquired developed technology.
(g)      To adjust income tax expense based on deductible pro forma adjustments.
(h) To reflect the reclassification of certain Cambridge operating costs from general and administrative costs to cost of sales and sales and marketing expenses to conform to Novell's presentation.
(i) To reflect the issuance Novell common stock for the acquisition of Cambridge as of November 1, 2000.



(c)      Exhibits

           Exhibit
           Number    Description
            2.1      Agreement and Plan of Reorganization, dated as of June 9,
                     2002, by and among Novell, Inc., SilverStream, Inc., incorporated by reference to Exhibit 2.1 of Novell's filing on Form 8-K dated June 10, 2002.
            23.1     Consent of Ernst & Young LLP, Independent Accountants.
            99.1     The consolidated financial statements of SilverStream as of
                     December 31, 2001 and 2000 and for the years ended December
                     31, 2001, 2000 and 1999.
            99.2     The unaudited consolidated financial statements of
                     SilverStream as of March 31, 2002 and for the three months ended March 31, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2002                                  NOVELL, INC.

                                                           /s/ Joseph A. LaSala
                                                           --------------------
                                                           Joseph A. LaSala
                                                           General Counsel

                                INDEX TO EXHIBITS

Exhibit
Number     Description of Document
2.2 Agreement and Plan of Reorganization, dated as of June 9, 2002, by and among Novell, Inc., SilverStream, Inc., incorporated by reference to Exhibit 2.1 of Novell's filing on Form 8-K dated June 10, 2002.
23.1       Consent of Ernst & Young LLP, Independent Accountants.
99.1 The consolidated financial statements of SilverStream as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999.
99.2 The unaudited consolidated financial statements of SilverStream as of March 31, 2002 and for the three months ended March 31, 2002.

                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS







We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-14531, 33-54483, 33-64998, 33-65440, 33-68336, 333-04775,
333-04823, 333-62087, 333-62103, 333-95409, 333-41328, 333-71502, and 333-97713)
and in the related Prospectuses of Novell, Inc. of our report dated February 12, 2002, with respect to the consolidated financial statements of SilverStream Software, Inc. for the years ended December 31, 2001, 2000, and 1999 included in this Current Report on Form 8-K of Novell, Inc. dated September 23, 2002.









/s/ Ernst & Young

Boston, Massachusetts

September 16, 2002